Exhibit 3.4

BYLAWS OF

LION CONNECTICUT HOLDINGS INC.

(the “Corporation”)

Article I. General

Section 1. Purpose. These Bylaws supplement and implement certain provisions of the Certificate of Incorporation of this Corporation and the Connecticut Business Corporation Act, as amended from time to time (the “Act”).

Section 2. Offices of Corporation. The initial registered office of the Corporation is as stated in its Certification of Incorporation. The Board of Directors (the “Board”) shall have the power to change the location of the registered office, in accordance with applicable law, from time to time, and to designate the principal office of the Corporation and such additional offices as it shall determine in its discretion.

Article II. Meetings of Shareholders

Section 1. Location. Shareholders’ meetings shall be held at the principal office of the Corporation, or at any other location, either within or without the State of Connecticut, as may be determined by the Board.

Section 2. Annual Meeting. The annual meeting of Shareholders of the Corporation shall be held in the month of May in each year on such day and at such hour as the Board shall designate. At each annual meeting of Shareholders, the Shareholders shall elect Directors and may transact such other business as may properly come before the meeting.

Section 3. Special Meetings. Special meetings of the Shareholders may be called by the President or by the Board, and shall be called by the Secretary of the Corporation upon receipt of one or more written demands for a special meeting by the holders of the requisite percentage of votes specified by the Act.

Section 4. Notice. Notice of the date, hour and place of the annual meeting or any special meeting of Shareholders shall be given in a manner permitted by the Act no fewer than ten (10) days nor more than sixty (60) days before the meeting date to each Shareholder entitled to vote at such meeting and to any other Shareholders to whom notice of such meeting is required by the Certificate of Incorporation or by the Act. Unless provided in the Certificate of Incorporation or by the Act, notice of an annual meeting is not required to contain a description of the purpose or purposes of the meeting. Notice of a special meeting must include a description of the purpose or purposes for which it is called. If an annual or special Shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must, as required by the Act, be fixed, however, notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date.

Section 5. Waiver of Notice. A Shareholder may waive any notice required by the Act, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the Shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 6. Record Date. In order to determine the Shareholders entitled to notice of a Shareholder’s meeting, to demand a special meeting, to vote or to take other action, the Board may fix a future date as the record date; provided that the date selected may not be more than seventy (70) days before the meeting or action requiring a determination of Shareholders. If the Board fails to select a record date, the record date shall be (i) the day before notice is sent or otherwise given to Shareholders of an annual meeting or a special meeting called other than by demand of the requisite number of Shareholders; (ii) the day the first Shareholder signs a demand for any special meeting to be held as a result of such demand; or (iii) the day the first Shareholder signs a writing to take action without a meeting for any Shareholder action to be so taken.

Section 7. Shareholders’ List. After a record date is fixed for a meeting, the Secretary shall prepare an alphabetical list of the names of all the Shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each Shareholder. The list shall be available for inspection by any Shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the Shareholders’ list available at the meeting, and any Shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 8. Quorum and Voting. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided in the Certificate of Incorporation or by the Act, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the Act require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Unless the Certificate of Incorporation or the Act specifies otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a Shareholders’ meeting.

Section 9. Action Without Meeting. Any action which may be taken at a meeting of Shareholders may be taken without a meeting by consent in writing which sets forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. The Secretary shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the Shareholders. Any consent or consents which become effective as provided herein shall have the same force and effect as a vote of Shareholders at a meeting duly held, and may be described as such in any certificate or document.

Article III. Board of Directors

Section 1. Authority. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, subject to any limitation set forth in the Certificate of Incorporation.

Section 2. Number. The Corporation shall have such number of directors as shall be set forth in the Certificate of Incorporation. In the event that the Corporation shall have only one (1) director, plural expressions such as “Directors” and “Board,” as used herein, shall refer to such one (1) director.

Section 3. Term. The terms of Directors shall expire at the next annual Shareholders’ meeting following their election. A decrease in the number of Directors does not shorten an incumbent Director’s term. Despite the expiration of a Director’s term, the Director continues to serve until the Director’s successor is duly elected and qualifies, or until there is a decrease in the number of Directors.

Section 4. Removal of Directors. The Shareholders may remove a Director with or without cause unless the Certificate of Incorporation provides that a Director may be removed only for cause. A Director may be removed by the Shareholders only at a meeting called for the purpose of removing the Director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the Director. A Director may be removed only if the number of votes cast to remove exceeds the number of votes cast not to remove. If a Director is elected by a voting group of Shareholders, only the Shareholders of that voting group may participate in the vote to remove the Director.

Section 5. Vacancy. Unless the Certificate of Incorporation provides otherwise, if a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Shareholders or the Directors may fill the vacancy. If the Directors remaining in office constitute fewer than a quorum of the Board, such Directors may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Notwithstanding the foregoing, if the vacant office was held by a Director elected by a voting group of Shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy, if it is to be filled by the Shareholders. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 6. Committees. Unless the Certificate of Incorporation provides otherwise, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it shall be approved by the greater of a majority of all the Directors in office when the action is taken or the number of Directors otherwise required to take action. If the Corporation has at least one hundred (100) Shareholders, it shall have an audit committee as required by the Act. All provisions in the Certificate of Incorporation, these Bylaws or the Act that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply to committees and their members. To the extent specified by the Board, a committee may exercise the authority of the Board; provided that a committee may not: (i) authorize distributions; (ii) approve or propose to Shareholders action for which the Act requires Shareholder approval; (iii) fill vacancies on the Board or any Board committee; (iv) amend the Certificate of Incorporation when the Board is permitted to do so without Shareholder approval; (v) adopt, amend or repeal Bylaws; (vi) approve a plan of merger not requiring Shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares unless authorized by the Board with specifically prescribed limits.

Section 7. Meetings. The Board shall hold a regular annual meeting immediately after the annual meeting of the Shareholders, or as soon thereafter as appropriate. Other regular meetings may be scheduled for such time and place as may be set by resolution of the Board. Special meetings of the Board shall be held when called by the President on the President’s own initiative, or when requested by at least one Director. Special meetings shall be held at such time and location as the President shall specify when calling a meeting. The Board may hold regular or special meetings in or out of the State of Connecticut. The Board may permit any or all Directors to participate in a meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting.

Section 8. Notice of Meetings. Regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board shall require at least two days’ advance notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting.

Section 9. Waiver of Notice. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided below, the waiver shall be in writing, signed by the Director entitled to the notice and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to that Director of the meeting, unless the Director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 10. Quorum and Voting. A quorum of the Board shall consist of a majority of the number of Directors fixed from time to time in accordance with these Bylaws and the Act; provided that if at any time no number has been fixed, a quorum shall equal a majority of the number of Directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board. A Director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (i) the Director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at it; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the Director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 11. Action Without Meeting. Action required or permitted to be taken at a Board meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last Director signs the consent, unless the consent specifies a different effective date. Action by written consent has the effect of a meeting vote and may be described as such in any document.

Article IV. Officers

Section 1. Appointment. The Board shall appoint and employ such officers as it may deem to be in the interests of the Corporation and shall define the powers and duties of all such officers. All such officers, employees and agents shall be subject to the orders of the Board and serve at its discretion. Unless the Board determines otherwise, the Corporation’s officers shall consist of a president, a Vice President, a Secretary and a Treasurer, who shall have the authority and responsibilities set forth in these Bylaws. Any person may simultaneously hold multiple offices. The officers of the Corporation shall be appointed by the Board annual at the regular annual meeting of the Board held after each annual meeting of the Shareholders. The act of appointment of an officer does not in and of itself create contract rights for the officer or the Corporation.

Section 2. President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board, the President shall oversee all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders and of the Board. The President may sign any contract, or other instrument which the Board has authorized, unless the execution thereof shall be expressly delegated by the Board or by these Bylaws or applicable law to another officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be assigned by the Board from time to time.

Section 3. Vice President. In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the President or the Board.

Section 4. Secretary. The Secretary shall keep the minutes of the meetings of Shareholders and Directors, see that all notices are duly given, be custodian of the corporate records and of the seal of the Corporation, maintain the Shareholder records required by the Act, have general charge of the stock transfer books of the Corporation, and execute certificate authenticating corporate documents or actions taken by the Shareholder, Directors, any officer or any representative of the Corporation. Such authentications shall constitute, as to all persons who rely thereon in good faith, conclusive evidence of such action. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board.

Section 5. Treasurer. The Treasurer shall be responsible for collecting and managing all funds and securities of the Corporation and shall deposit all funds and securities in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board.

Section 6. Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date, provided that the successor is not permitted to take office until the effective date. The Board may remove any officer at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Article V. Indemnification

The Corporation shall indemnify its Directors, officers, employees and agents to the fullest extent permitted by law and the Certificate of Incorporation. The Corporation shall advance the payment of legal expenses to a Director, officer, employee or agent in the defense of any claim for which indemnification may be available to the fullest extent permitted by law and the Certificate of Incorporation.

Article VI. Shares

Section 1. Issuance of Shares. The Board may authorize the issuance of authorized and unissued shares of any class or series for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable.

Section 2. Form and Content of Share Certificates. Shares of the Corporation shall be represented by certificates. Each share certificate shall be signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer unless the Board authorizes another combination of two officers to sign certificates. If the person who signed a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 3. Transfers. Subject to valid restrictions on transfer, if any, shares may be transferred on the books of the Corporation by the surrender of the certificate evidencing the shares to the Corporation or its transfer agent with proper endorsement on the back or with a separate written assignment and power of attorney, with any necessary stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon such surrender, the Corporation shall issue a new certificate(s) in accordance with the endorsement or assignment. The old certificate shall be canceled. The Corporation shall maintain a share transfer book which shall be kept at its principal office and upon which shall be recorded all share transfers, certificate issuances and certificate cancellations.

Article VII. Miscellaneous

Section 1. Seal. The seal of the Corporation shall contain the name of the Corporation and the words “Seal” and “Connecticut”. The use of the seal shall be symbolic only and shall not be required to bind the Corporation or to evidence any official act, document or instrument.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by action of the Board.

Article VIII. Amendment

The Board may amend or repeal the Corporation’s Bylaws unless: (i) the Certificate of Incorporation or the Act reserves this power exclusively to the Shareholders in whole or part; or (ii) the Shareholders in amending or repealing a particular Bylaw provide expressly that the Board may not amend or repeal that Bylaw. The Shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by the Board.